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                                                                   EXHIBIT 99.9B

                               BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557

                            TELEPHONE:  212-839-5300
                            FACSIMILE:  212-839-5599




                                                                May 27, 1999
Merrill Lynch Asset Builder Program, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the incorporation by reference in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (File Nos. 33-53887 and 811-7177) of our opinion, dated December 16, 1994, filed on December 16, 1994, as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                         Very truly yours,

                                         /s/  Brown & Wood LLP